Exhibit 3.1
AMENDED AND RESTATED BYLAWS
of
CLAIRE’S STORES, INC.
(a Florida corporation)
December 5, 2006
ARTICLE I
OFFICES
     Section 1. The location of the principal office of the Corporation in the State of Florida shall be in the City of Pembroke Pines, County of Broward.
     Section 2. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 1. All meetings of the shareholders for the election of Directors shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may from time to time be fixed by the Board of Directors and as may be specified in the respective notices of meeting or duly executed waivers of notice.
     Section 2. The annual meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect Directors by a plurality vote and transact such other business as may properly be brought before the meeting.
     Section 3. Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, no fewer than ten (10) days or more than sixty (60) days before the date fixed for the meeting. When a meeting of the shareholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the shareholders at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each shareholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the shareholders may be waived in writing either before or after such meeting and will be waived by any shareholder by such shareholder’s attendance thereat in person or by proxy. Any shareholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
     Section 4. At least ten (10) days before every election of Directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the

Secretary. Such list shall be open to the examination of any shareholder for said ten days either at the Corporation’s principal office, at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of meeting, or at the office of the Corporation’s transfer agent or registrar and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present.
     Section 5. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or the date in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or the date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
     Section 6. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may be designated in the Corporation’s notice of said meeting (or any supplement thereof), upon call of the Chairman of the Board of Directors, the Chief Executive Officer, the President or a majority of the Board of Directors (or any committee thereof) or by the Secretary of the Corporation upon the request of holders of not less than 25% of the voting power of the outstanding shares of capital stock entitled to vote on any issue to be considered at a special meeting of shareholders (the “Requisite Percentage”). Any special meeting requested by any shareholder shall be deemed to be a “Shareholder Requested Special Meeting.” The following requirements shall apply to any Shareholder Requested Special Meeting:
          (a) Any shareholder seeking to have shareholders request a special meeting of shareholders shall, by sending a written notice (the “Special Meeting Request”) which is delivered to, or mailed and received by, the Secretary of the Corporation, request the Board of Directors to fix a record date for such special meeting and request the Board of Directors to call such special meeting. In order for a Shareholder Requested Special Meeting to be called, the Secretary of the Corporation must receive a Special Meeting Request which sets forth the information specified in paragraph (b) below and is signed by the Requisite Percentage of record holders (or their duly authorized agents) as of the date of the Special Meeting Request. Upon receiving the Special Meeting Request which complies with the requirements of this Section 6, the Board of Directors may fix a record date, which record date shall not precede, and shall not be more than ten (10) days after, the close of business on the date on which the resolution fixing the record date is adopted by the Board of Directors. If, within ten (10) days after the date on which a valid Special Meeting Request is received, the Board of Directors fails to adopt such resolution and to publicly announce such record date, the record date for the Shareholder Requested Special Meeting shall be the close of business on the twentieth (20th) day after the first date on which the Secretary of the Corporation receives the Special Meeting Request.
          (b) The Special Meeting Request, as to each matter the shareholder proposes to bring before the Shareholder Requested Special Meeting, shall: (i) certify that at least the Requisite Percentage of record holders, as of the date of the Special Meeting Request, are making the Special Meeting Request, (ii) set forth a statement of the specific business desired to be brought before the Shareholder Requested Special Meeting (including, to the extent applicable, any nomination of persons for election to the Board of Directors), the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for conducting such business at a special meeting, (iii) bear the date of signature of each such shareholder (or duly authorized agent) signing the Special Meeting Request, (iv) set forth the name and address, as they appear on the Corporation’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the beneficial owner, if any, on whose behalf the proposal (including any nomination) is being made, (v) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by each such shareholder and beneficial owner, as applicable, as of the date of such notice (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the Shareholder Requested Special Meeting to disclose such ownership as of such record date), (vi) a representation that such shareholder intends to appear in person or by proxy at the Shareholder Requested Special Meeting to propose such business, (vii) any substantial interest, direct or indirect, of the shareholder or such beneficial owner in such business, (viii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business (including any nomination) by such shareholder, (ix) any other information with respect to the shareholder or such beneficial owner that is required to be provided pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), in connection with the solicitation of proxies for a proposal, including, to the extent applicable, any nominations of persons for election to the Board of Directors in a contested election and (x) to the extent the proposal consists of a nomination of persons for election to the Board of Directors, provide the information required by the notice provisions of paragraph (b) of Section 13. Any requesting shareholder may revoke his, her or its request for a special meeting of shareholders at any time before such special meeting by written revocation delivered to the Secretary of the Corporation.
          (c) The Secretary of the Corporation shall not be required to call a Shareholder Requested Special Meeting if the Board of Directors calls an annual or special meeting of shareholders to be held not later than ninety (90) days after receipt of the Special

Meeting Requests and the purposes of such meeting include the purposes specified in the Special Meeting Requests with such determination being made in good faith by the Board of Directors.
     Section 7. Written notice of a special meeting of shareholders, stating the date, time and place thereof, shall be given by the Board of Directors (or any committee thereof) to each shareholder entitled to vote thereat no fewer than ten (10) or more than sixty (60) days before the date fixed for such meeting; provided, however, that the date of any Shareholder Requested Special Meeting shall be not more than seventy (70) days after the record date for such Shareholder Requested Special Meeting (as determined pursuant to Section 6(a) of these By-laws); and provided further that if the Board of Directors fails to designate, within thirty (30) days after the date that the Secretary of the Corporation receives a valid Special Meeting Request (the “Delivery Date”), a date and time for a Shareholder Requested Special Meeting, then such meeting shall be held at 9:00 a.m. local time on the seventieth (70th) day after the record date for the Shareholder Requested Special Meeting (or, if that day shall not be a business day, then on the next preceding business day); and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder Requested Special Meeting within twenty (20) days after the Delivery Date, then such meeting shall be held at the Corporation’s principal place of business. In fixing a date for any special meeting of shareholders, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting of shareholders or a special meeting of shareholders.
     Section 8. The holders of record of stock, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, representing a majority of the number of votes entitled to be cast shall constitute a quorum at all meetings of shareholders except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the votes present or represented, in person or by proxy, entitled to be counted thereat if a quorum were present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally called. The foregoing notwithstanding, if a notice of any adjourned special meeting of the shareholders is sent to all shareholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the shareholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.
     Section 9. When a quorum is present at any meeting, action on a matter (other than the election of Directors) by the holders of stock entitled to vote thereon, present in person or represented by proxy, will be deemed approved if the votes cast favoring the matter exceed the votes cast opposing the matter, unless the matter is one upon which by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

     Section 10. Any vote on stock of the Corporation may be given by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that the foregoing shall not be deemed to be exclusive, and a shareholder may vote on stock of the Corporation in any other manner prescribed by statute; provided further, however, that no proxy shall be voted on after eleven months from its date unless said proxy provides for a longer period. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
     Section 11. The Board of Directors may appoint one or more persons as inspectors of election (“Inspectors”) to act at meetings of shareholders and make a written report thereof. If Inspectors are not so appointed, or if an appointed Inspector fails to appear or fails or refuses to act at a meeting of the shareholders, the presiding officer of any such meeting may appoint Inspectors at such meeting. Such Inspectors shall take charge of the ballots at such meeting. Also, such Inspectors shall (A) ascertain the number of shares outstanding and the voting power of each; (B) determine the shares represented at such meeting and the validity of proxies and ballots; (C) count all votes and ballots; (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors; and (E) certify their determination of the number of shares represented at such meeting, and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors. An Inspector need not be a shareholder of the Corporation and any officer, employee, or agent of the Corporation may be an Inspector on any question other than a vote for or against such person’s election to any position with the Corporation or on any other questions in which such officer, employee, or agent may be directly interested.
     Section 12. Action by Consent of Shareholders. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders and may not be effected by any consent in writing by such holders.
     Section 13. (a) At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any committee thereof), or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements (including, without limitation, that any business brought before a meeting must be a proper matter for shareholder action), for business to be properly brought before a Shareholder Requested Special Meeting, the purposes of such business must have been specified in the Special Meeting Request and the shareholder requesting such Shareholder Requested Special Meeting shall have otherwise complied with the requirements of Section 6. Business transacted at any Shareholder Requested Special Meeting shall be limited to the purposes stated in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any Shareholder Requested Special

Meeting. In addition to any other applicable requirements (including, without limitation, that any business brought before a meeting must be a proper matter for shareholder action), for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, the shareholder must have been a holder of record of the Corporation at the time such notice is delivered, and the shareholder, or his or her representative who is qualified under law to present the business on his or her behalf, must attend the meeting to present the business. To be timely, a shareholder’s notice with respect to business to be brought before an annual meeting of shareholders must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation no later than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting of shareholders was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received no later than the close of business on the later of (A) the one hundred twentieth (120th) calendar day prior to such annual meeting date or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice shall be made to the Secretary of the Corporation and shall set forth as to each matter the shareholder proposes to bring before the annual meeting of shareholders: (1) a description of the specific business (including, to the extent applicable, any nomination of persons for election to the Board of Directors) desired to be brought before the annual meeting of shareholders, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting of shareholders, (2) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal (including any nomination) is being made, (3) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by the shareholder and such beneficial owner, as applicable, as of the date of such notice (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the annual meeting of shareholders to disclose such ownership as of the record date), (4) a representation that such shareholder intends to appear in person or by proxy at the annual meeting of shareholders to propose such business, (5) any substantial interest, direct or indirect, of the shareholder or such beneficial owner in such business, (6) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business (including any nomination) by such shareholder, (7) any other information with respect to the shareholder or such beneficial owner that is required to be provided pursuant to Regulation 14A under the 1934 Act in connection with the solicitation of proxies for a proposal, including, to the extent applicable, any nominations of persons for election to the Board of Directors in a contested election, and (8) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal. The foregoing notice requirements of this paragraph (a) shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting of shareholders in compliance with the 1934 Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of shareholders except in accordance with the procedures set forth in this paragraph (a). Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the presiding officer of the annual meeting of shareholders shall have the power and duty to determine (i) whether any business is properly brought before an annual meeting in accordance with this Section 13 and (ii) if the facts warrant, shall determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph (a), and, if he or she should so determine, such presiding officer shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
          (b) In addition to any other applicable requirements, only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election or re-election as directors. Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of shareholders by or at the direction of the Board of Directors (or any committee thereof) or by any shareholder of the Corporation entitled to vote in the election of directors at the annual or special meeting who complies with the notice procedures set forth in this paragraph (b). Such nominations to be made at any annual meeting of shareholders, other than those made by or at the direction of the Board of Directors (or any committee thereof), shall be made concurrently with timely notice (as set forth in paragraph (a) of this Section 13) in writing to the Secretary of the Corporation in accordance with the applicable provisions of this paragraph (b). Such nominations to be made at any special meeting of shareholders called by the Corporation (other than any Shareholder Requested Special Meeting) for the purpose of electing one or more directors to the Board of Directors shall be made in writing to the Secretary of the Corporation in accordance with the applicable provisions of this paragraph (b) not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement of the date of such special meeting and of the nominee(s) proposed by the Board of Directors to be elected at such special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of any special meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (i) as to each person, if any, whom the shareholder intends to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) except as otherwise required pursuant to clause (F), a description of all relationships, arrangements, and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) as to such shareholder giving notice, (A) with respect to an annual meeting, the information required to be provided concurrently as set forth in paragraph (a) of this Section 13, (B) with respect to a Shareholder Requested Special Meeting, the information required to have been provided pursuant to paragraph (b) of Section 6, and (C) with respect to a special meeting (other than a Shareholder Requested Special Meeting), the information required to be provided pursuant to clauses (v)-(viii) of paragraph (b) of Section 6. Within ten (10) days of receiving such notice from any shareholder of a nomination of any person(s) for election or re-election to the Board of Directors, the Corporation shall mail to such nominee at the business address of such nominee contained in such shareholder notice delivered pursuant to this paragraph (b) a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made. In addition to the other applicable requirements set forth herein, for a person to be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation such questionnaire, duly completed and executed by such person, within ten (10) days of delivery of such questionnaire to such person by the Corporation. Notwithstanding the foregoing provisions of this paragraph (b), the Board of Directors shall not be required to solicit proxies for the election of any person the shareholder intends to nominate at the meeting. At the request of the Board of Directors, any person nominated by a shareholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (b). Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine (i) whether a nomination was made in accordance with the procedures set forth herein and (ii) if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures provided by this paragraph (b), and if he or she should so determine, such presiding officer shall so declare at the meeting, and the defective nomination shall be disregarded. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

          (c) Notwithstanding the foregoing provisions of this Article II, unless otherwise required by law, if a shareholder (or a qualified representative of such shareholder) does not appear at the annual or special meeting of shareholders of the Corporation (including any Shareholder Requested Special Meeting) to present a nomination or proposed business which has otherwise been properly brought before such meeting by such shareholder, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 13, to be considered a qualified representative of a shareholder at any annual or special meeting, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at such meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting.
          (d) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable nationals news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.
          (e) Notwithstanding the foregoing provisions of this Article II, a shareholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in Article II of these Bylaws. Nothing in this Article II shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act or (ii) the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.
ARTICLE III
DIRECTORS
General
     Section 1. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.
General
     Section 2. Unless provided otherwise by the Articles of Incorporation, the number of members that shall comprise the Board of Directors of the Corporation shall be not less than three nor more than nine as the Board of Directors. The exact number of directors shall be determined from time to time, by a resolution provision duly adopted by the Board of Directors. The Directors shall be elected at the annual meeting of shareholders of the Corporation, to serve until the following annual meeting or until their successors are duly elected and shall qualify (subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office).

Vacancies
     Section 3. Except as otherwise required by these Bylaws, any vacancy in the Board of Directors that results from an increase in the authorized number of directors shall be filled only by vote of a majority of the authorized number of directors constituting the whole Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Shareholders shall have no right to fill, or take any action to fill, any vacancy in the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.
Resignation
     Section 4. Any director may resign from the Board of Directors at any time by giving written notice thereof to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. The Directors of the Corporation and Committees thereof may hold their meetings, both regular and special, either within or without the State of Florida.
     Section 6. The first meeting of the newly elected Board may be held immediately after each annual meeting of the shareholders at the same place at which such annual meeting is held, and no notice of such meeting shall be necessary.
     Section 7. Regular meetings of the Board and Committees thereof may be held without notice at such time and place as shall from time to time be determined by the Board.
     Section 8. Special meetings of the Board and Committees thereof may be called by the Chairman of the Board, Chief Executive Officer or the President, or in the case of the Committees, by the Chair thereof, on at least two days’ notice to each Director, or in the case of the Committees, to the Directors serving on such committee, either personally or by mail, electronic communication, telephone, telegram or facsimile transmission. Meetings may be held at any time without notice if all the Directors or, in the case of the Committees, the Directors serving on such committee, are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.
     Section 9. At all meetings of the Board or any Committee thereof, a majority of the number of Directors then in office or serving on such committee shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors or such Committee, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors or any Committee thereof, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned. A meeting of the Board of Directors or any Committee thereof at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.
     Section 10. Members of the Board of Directors or any Committee thereof may participate in any meeting of the Board of Directors or Committee through the use of conference telephone, videoconference or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.
Committees of Directors
     Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more Committees to consist of two (2) or more Directors as the Board may from time to time determine. The Committees designated by the Board, to the extent provided in such resolution or resolutions or in the Articles of Incorporation or these Bylaws, but subject to any limitations imposed by statute, shall have and may exercise all the powers of the Board of Directors in the management of the business and the affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it, but no Committee appointed by the Board shall have the power to fill vacancies in the said Committee; provided, however, that, in the absence or disqualification of any member of any Committee designated by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member, subject, however, to the right of the Board of Directors to designate one or more alternate members of such Committee, which alternate members shall have power to serve, subject to such conditions as the Board may prescribe, as a member or members of said Committee during the absence or inability to act of any one or more members of said Committee. The Board of Directors shall have the power at any time to change the membership of any Committee designated by the Board, to fill vacancies in it, or to dissolve it. Any Committee designated by the Board of Directors may make rules for the conduct of its business and may appoint such Committees and assistants as it may from time to time deem necessary. A majority of the members of any Committee designated by the Board shall constitute a quorum. Unless otherwise ordered by the Board of Directors, each member of any Committee designated by the Board shall continue to be a member thereof until the expiration of his term of office as a Director (or, in the case of his re-election as a Director, until the expiration of his new term of office) or until such Director’s prior death, resignation, retirement, disqualification or removal by the Board. Meetings of any Committee designated by the Board of Directors shall be held at the principal office of the Corporation in the State of Florida or at such other place or places within or without the State of Florida as shall be specified in the notice or waiver of notice of meeting or specified by resolution of the Board or any Committee designated by the Board. Such Committee or Committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 12. No Committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending any provision of these Bylaws; nor, unless the resolutions establishing such Committee or the Articles of Incorporation expressly so provide, shall any Committee have the power or authority to declare a dividend, authorize the issuance of stock, adopt articles of merger, or fill vacancies in the Board of Directors.
     Section 13. Whenever requested by the Board of Directors, a Committee shall keep regular minutes of its proceedings and report the same to the Board when required.
Compensation of Directors
     Section 14. Directors may, by resolution of the Board, receive a fixed annual sum or other compensation for acting as Directors, payable quarterly or at such other intervals as the Board shall fix, and/or a fixed sum or other compensation and expenses of attendance, if any, for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.
Action by Directors Without Meeting
     Section 15. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or Committee.
Removal of Directors
     Section 16. At any special meeting of the shareholders, duly called as provided in these Bylaws, any Director or Directors may be removed with or without cause only if the number of votes cast by the holders of all the shares of stock outstanding and entitled to vote for the election of Directors to remove the Director or Directors exceeds the number of votes cast not to remove such Director or Directors, and the remaining Directors may fill any vacancy or vacancies created by such removal.
Indemnification of Directors and Officers
     Section 17. The Corporation shall indemnify Directors and officers of the Corporation to the fullest extent permitted under applicable law and as provided in the Articles of Incorporation.

ARTICLE IV
NOTICES
     Section 1. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such Director or shareholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notwithstanding the foregoing, notice by electronic transmission is deemed to constitute written notice and shall be deemed effective in accordance with applicable statute.
     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
     Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, President and/or Chief Executive Officer, Chief Financial Officer, and Secretary. The Board of Directors may also choose a Chief Operating Officer, Vice Presidents (one or more who may be designated as Executive Vice Presidents or as Senior Vice Presidents or by other designations), a Treasurer, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, and the Board may appoint two persons to hold the same office. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
     Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board, a President and/or Chief Executive Officer, a Chief Financial Officer and a Secretary, none of whom need be a member of the Board, except for the Chairman of the Board.
     Section 3. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed either with or without cause at any time by affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
Chairman of the Board
     Section 4. The Chairman of the Board shall be a director and shall, unless another person is designated by the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors and have general supervision of the management and policy of the Corporation. He or she shall also have such other powers and perform such other duties as the Board of Directors may prescribe from time to time. In the event that two persons shall serve as Co-Chairmen of the Board, each Co-Chairman shall have the full powers and authorities of the office and the duties described herein, but may delegate, at such Co-Chairman’s discretion, such duties to the other Co-Chairman.
Chief Executive Officer
     Section 5. The Chief Executive Officer shall have the general and active management power and authority over the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform any and all other duties prescribed by the Board of Directors. In the absence of a resolution by the Board of Directors, the Chairman of the Board shall be the Chief Executive Officer. In the event the Chairman of the Board shall not be the Chief Executive Officer, then, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of shareholders; have general supervision of the affairs of the Corporation; and sign or counter-sign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors. In the event that two persons shall serve as Co-Chief Executive Officer, each Co-Chief Executive Officer shall have the full powers and authorities of the office and the duties described herein, but may delegate, at such Co-Chief Executive Officer’s discretion, such duties to the other Co-Chief Executive Officer.
Chief Financial Officer
     Section 6. The Chief Financial Officer, who may, but need not, be the Treasurer, shall keep and maintain adequate and correct books and records of accounts of the Corporation, and shall see that all moneys and other valuables of the Corporation are deposited in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as directed by the Board of Directors, shall render to the Chairman of the Board and the directors, whenever they request it, an account of all transactions in such officer’s official capacity and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
Chief Operating Officer
     Section 7. The Chief Operating Officer shall report to the Chief Executive Officer. The Chief Operating Officer shall, under the direction of the Chief Executive Officer, exercise the powers and authority and perform all of the duties commonly incident to his or her office, and perform all such other duties and have such other powers as the Board of Directors may from time to time designate. In the absence of an appointment of a Chief Operating Officer by the Board of Directors, the Chief Executive Officer shall perform the duties of the Chief Operating Officer.
President.
     Section 8. The President shall, under the direction of the Chief Executive Officer, exercise the powers and authority and perform all of the duties commonly incident to his or her office; in the absence of the Chairman of the Board or Chief Executive Officer, preside at all meetings of shareholders; have general supervision of the affairs of the Corporation; sign or counter-sign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors; and perform all such other duties and have such other powers as the Board of Directors may from time to time designate. In the absence of an appointment of a President by the Board of Directors, the Chief Executive Officer shall perform the duties of the President.
Vice Presidents
     Section 9. The Vice Presidents shall perform such duties as the Chairman of the Board, the Chief Executive Officer, Chief Operating Officer, the President or the Board of Directors may, from time to time, designate. In the absence or inability to perform of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or President, the Vice President (or if there is more than one Vice President, then the Executive Vice President, or if no Executive Vice President, the Senior Vice President) shall have all the powers and functions of the President.
Secretary and Assistant Secretaries
     Section 10. The Secretary shall record all the proceedings of the meetings of the shareholders and Directors in a book to be kept for that purpose, and shall perform like duties for the standing Committees when requested. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board, Chief Executive Officer or President. The Secretary shall keep in safe custody the seal of the Corporation and when authorized by the Board, affix the same to any instrument requiring it and attest to the same.
     Section 11. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors shall prescribe.
Treasurer and Assistant Treasurer
     Section 12. The Treasurer shall perform all other duties commonly incident to the Treasurer’s office and shall perform such other duties and have such other powers as the Board of Directors, Chairman of the Board, Chief Executive Officer or the Chief Financial Officer shall designate from time to time. At the request of the Treasurer, or in the Treasurer’s absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.
     Section 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
ARTICLE VI
CERTIFICATES OF STOCK
     Section 1. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe in accordance with the law. The certificates of stock shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or the Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.
     Section 2. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
     Section 3. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, the Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon have not ceased to be such officer or officers of the Corporation.
     Section 4. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of similar shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.
     Section 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.
Lost Certificates
     Section 6. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VII
CORPORATION BOOKS
     Section 1. All the books of the Corporation may be kept outside of Florida at such place or places as the Board of Directors may from time to time determine.
ARTICLE VIII
GENERAL PROVISIONS
     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting thereof, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds in the Corporation available for dividends, such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
Execution of Instruments
     Section 3. All checks, notes, drafts, bills of exchange, orders for the payment of money, bonds, debentures, obligations, bills of lading, commercial documents and other negotiable and/or non-negotiable instruments, contracts and formal documents (other than certificates of stock) shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. The seal of the Corporation may be affixed to such instruments and papers requiring the same as shall have been duly signed and may be attested by the Secretary or one of the Assistant Secretaries or by the Treasurer or one of the Assistant Treasurers or by other officer.
Fiscal Year
     Section 4. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors; otherwise it shall be a calendar year.
Corporate Seal

     Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Florida”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Voting Upon Stocks
     Section 6. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President or any of the Vice Presidents authorized thereto in writing by the Chairman of the Board or the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to give, on behalf of the Corporation, a proxy to attend and to act and to vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock, and at any such meeting he or such proxy shall possess and may exercise, for the purpose of such meeting, any and all of the rights and powers incident to the ownership of said stock, and which as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or Executive Committee by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE IX
EMERGENCY BYLAWS
     Section 1. This Article IX shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot be readily convened (an “emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles and the provisions of the Articles of Incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article IX shall cease to be operative.
     Section 2. During any emergency, a meeting of the Board of Directors, or any Committee thereof, may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers, as defined in Section 3 hereof, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
     Section 3. At any meeting of the Board of Directors, or any Committee thereof, called in accordance with Section 2 of this Article IX, the presence or participation of two directors, one director and a Designated Officer or two Designated Officers shall constitute a quorum for the transaction of business.

          The Board of Directors or the Committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an emergency may have occurred, designate the officers of the Corporation in a numbered list (the “Designated Officers”) who shall be deemed, in the order in which they appear on such list, directors of the Corporation for purposes of obtaining a quorum during an emergency, if a quorum of directors cannot otherwise be obtained.
     Section 4. At any meeting called in accordance with Section 2 of this Article IX, the Board of Directors or the Committees thereof, as the case may be, may modify, amend or add to the provisions of this Article IX so as to make any provision that may be practical or necessary for the circumstances of the emergency.
     Section 5. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article IX shall be liable except for willful misconduct.
     Section 6. The provisions of this Article IX shall be subject to repeal or change as provided in these Bylaws or by law, but no such repeal or change shall modify the provisions of Section 5 of this Article IX with regard to action taken prior to the time of such repeal or change.
ARTICLE X
AMENDMENTS
     Section 1. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the Corporation.